Exhibit 10.6

EXECUTION COPY

Second Amendment to Amended and Restated PCS Services Agreement

Between Sprint Spectrum L.P. and Virgin Mobile USA, L.P.

This Second Amendment (“Second Amendment”) is made to that certain Amended and Restated PCS Services Agreement between Sprint Spectrum L.P. (“Sprint PCS”) and Virgin Mobile USA, L.P. (formerly Virgin Mobile USA, LLC) (“VMU”) dated October 16, 2007, as amended (the “PCS Services Agreement”). Capitalized terms not defined in this Second Amendment are defined in the PCS Services Agreement.

WHEREAS, under the terms of the PCS Services Agreement, Sprint PCS is required to compare its actual Cost of Service for certain specified services provided to VMU during each calendar year with the rates charged to VMU during such year (the “True-up”);

WHEREAS, if the actual Cost of Service is more than $100,000 higher than the rates charged to VMU during such year, VMU is required to pay to Sprint PCS the amount of the difference (“Net Payment”); if the actual Cost of Service is more than $100,000 lower than the rates charged to VMU during such year, Sprint PCS is required to refund to VMU the amount of such difference (“Net Refund”);

WHEREAS, VMU and Sprint PCS desire to achieve greater certainty with respect to the amounts payable under the PCS Services Agreement for calendar years 2007 and 2008 in a manner that does not adversely affect VMU for such periods;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree to amend the PCS Services Agreement as follows:

1.	Section 7.2 (Airtime Pricing; 3G Data Transport Pricing; Transaction-Based Pricing) of the PCS Services Agreement is amended as follows:

a.	Sprint PCS and VMU agree that charges for services during calendar year 2007 will remain fixed at the amounts billed by Sprint PCS according to Exhibit A Pricing Matrix to Schedule 1.1 to the PCS Services Agreement for the corresponding service, and will not be subject to any True-up process and the related payment obligations described in the last two sentences of each of Sections 7.2.1(b), 7.2.2(b) and 7.2.3(b) of the PCS Services Agreement.

b.	Notwithstanding anything to the contrary in Sections 7.1, 7.2.1(a), 7.2.2(a) and 7.2.3(a) of the PCS Services Agreement, and subject to paragraph 1(c) below, during calendar year 2008, Sprint PCS will charge VMU for each minute of usage under Section 7.2.1(a), for each SMS message under Section 7.2.2(a), and for each megabyte of 3G Data Transport under Section 7.2.3(a) at the 2008 Revised Planning Rates listed in Exhibit A Pricing Matrix to Schedule 1.1 to the PCS Services Agreement for the corresponding service (“2008 Revised Planning Rates”).

c.	If during calendar year 2008, VMU’s quarterly performance during any of the first three quarters qualifies VMU for an adjustment to VMU’s position in the Profit Margin % Matrix and consequently an adjustment in the Airtime Pricing Matrix pursuant to Section 7.2.1(a), the SMS Pricing Matrix pursuant to Section 7.2.2(a), and the 3G Data Transport Pricing Matrix pursuant to Section 7.2.3(a), then during the following quarter Sprint PCS will charge VMU the lesser of (i) the 2008 Revised Planning Rates, or (ii) the 2008 Revised Planning Rates adjusted solely for changes pursuant to the penultimate sentence of Sections 7.2.1(a), 7.2.2(a) and 7.2.3(a) of the PCS Services Agreement, as applicable. Any revised rates pursuant to the preceding sentence will remain in effect until the earlier of (y) a subsequent adjustment based on VMU’s quarterly performance, or (z) the then current 2009 Planning Rates take effect pursuant to Section 1(e) below. Any Net Refund provided to VMU or Net Payment provided to Sprint PCS pursuant to Section 1(d) below will take into account any reduction of rates pursuant to this Section 1(c).

d.	Notwithstanding anything to the contrary in Sections 7.1, 7.2.1(b), 7.2.2(b) and 7.2.3(b) of the PCS Services Agreement, for calendar year 2008, if the aggregate actual Cost of Service is higher than the rates charged to VMU during such year, the Net Payment due to Sprint PCS shall

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be the amount, if any, by which the lower of (1) the Cost of Service determined based upon the 2008 Revised Planning Rates and (2) the aggregate actual Cost of Service, exceeds the Cost of Service based upon the rates actually charged to VMU during calendar year 2008 (in the absence of such excess, no Net Payment will be due to Sprint PCS). For the avoidance of doubt, if the True-up for calendar year 2008 results in a Net Refund to VMU, Sprint PCS will refund such money to VMU in accordance with Sections 7.2.1(b), 7.2.2(b) and 7.2.3(b) of the PCS Services Agreement.

e.	Subject to paragraphs 1(b) and 1(d) above, Sprint PCS will continue to be obligated during calendar year 2008, to update the Airtime Pricing Matrix pursuant to Section 7.2.1(c), the SMS Pricing Matrix pursuant to Section 7.2.2(c), and the 3G Data Transport Pricing Matrix pursuant to Section 7.2.3(c) and to provide the quarterly notifications pursuant to Sections 7.2.1(d), 7.2.2(d) and 7.2.3(d). Beginning with the first quarter of calendar year 2009, the True-up and pricing process and obligations set forth in Sections 7.2.1(a), 7.2.1(b) and 7.2.1(c), Sections 7.2.2(a), 7.2.2(b) and 7.2.2(c), and Sections 7.2.3(a), 7.2.3(b) and 7.2.3(c) of the PCS Services Agreement will apply unless otherwise agreed by the parties.

2.	Except as specifically provided above, the PCS Services Agreement remains in effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed this Second Amendment as of the dates indicated below.

SPRINT SPECTRUM, L.P.		VIRGIN MOBILE USA, L.P. (formerly Virgin Mobile USA, LLC) Company Name

By:	/S/ THAD LANGFORD	By:	/S/ PETER LURIE

Name:	Thad Langford	Name:	Peter Lurie

Its:	Vice President, Strategic Partners	Its:	General Counsel

Date:	March 12, 2008	Date:	March 12, 2008